UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2007

HERITAGE COMMERCE CORP
(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

150 Almaden Boulevard, San Jose, CA		95113
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 947-6900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 15, 2007, the Heritage Commerce Corp Board of Directors adopted resolutions amending the Heritage Commerce Corp Bylaws to permit Heritage Commerce Corp to implement a book-entry Direct Registration System, which allows shares of stock to be owned, reported, and transferred electronically without the need for physical stock certificates. Previously, the Heritage Commerce Corp Bylaws required certificates to be issued upon transfer of shares and to replace lost certificates. Under California law, a shareholder may still receive a paper certificate upon request. The amendments to the Bylaws become effective November 15, 2007. The text of the amendment to Heritage Commerce Corp’s Bylaw is attached hereto as Exhibit 99.1.

Item 8.01	Other Events.

On November 15, 2007, the Board of Directors approved the adoption of a prearranged stock repurchase plan, intended to qualify for the safe harbor under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (“10b5-1 Plan”). The 10b5-1 Plan was adopted to assist the Registrant in implementing its previously announced stock repurchase plan. The 10b5-1 Plan will terminate on February 28, 2007, unless terminated sooner in accordance with the plan’s terms.

Item 9.01	Financial Statements and Exhibits.

	(d) 99.1	Text of Amendment to Bylaws of Heritage Commerce Corp effective November 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERITAGE COMMERCE CORP

DATED: November 16, 2007	By:	/s/	Lawrence McGovern
Lawrence McGovern
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit	Description

Exhibit 99.1	Text of the amendment to the Bylaws of Heritage Commerce Corp effective November 15, 2007